Exhibit 99.2

RE: MHI Hospitality Corporation
4801 Courthouse Street
Williamsburg, VA 23188
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5400	(703) 796-1798

FOR IMMEDIATE RELEASE

THURSDAY, MARCH 1, 2007

MHI HOSPITALITY CORPORATION ANNOUNCES CORRECTIONS

FOR YEAR 2005 AND 2006

Williamsburg, VA – March 1, 2007 – MHI Hospitality Corporation (AMEX: MDH) announced that due to an error, incorrect figures were provided for prior year corporate general and administrative expense, interest expense and interest income within the Company’s earnings news release issued yesterday, February 28, 2007. The corrected consolidated balance sheet and consolidated statements of operations are provided within this news release.

About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper upscale full service hotels in the Mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties comprising 1,723 rooms, operating under the Hilton, InterContinental Hotels Group and Starwood Hotels and Resorts brands. In addition, the company has a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is listed on the Russell Microcap™ Index. The company is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

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MHI Hospitality Corporation

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Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Investment in hotel properties, net	$111,416,404	$101,583,250
Cash and cash equivalents	1,445,491	501,810
Restricted cash	2,522,234	4,330,981
Accounts receivable	2,143,426	2,095,193
Accounts receivable-affiliate	195,859	242,362
Prepaid expenses, inventory and other assets	1,979,371	1,917,038
Assets held for sale	—	4,451,912
Notes receivable	4,430,000	—
Shell Island lease purchase, net	2,676,470	3,088,235
Deferred financing costs, net	793,558	175,142

TOTAL ASSETS	$127,602,813	$118,385,923

LIABILITIES
Line of credit	$15,228,232	$3,500,000
Mortgage loans	41,607,099	42,686,943
Accounts payable and accrued liabilities	5,429,990	5,106,882
Dividends and distributions payable	1,805,333	1,803,973
Advance deposits	509,084	266,657

TOTAL LIABILITIES	64,579,738	53,364,455

Minority Interest in Operating Partnership	21,001,287	21,805,572

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock , par value $0.01, 49,000,000 shares authorized, 6,712,000 shares and 6,704,000 shares issued and outstanding at December 31, 2006 and December 31, 2005	67,120	67,040
Additional paid in capital	47,947,267	47,760,347
Accumulated deficit	(5,992,599)	(4,611,491)

TOTAL STOCKHOLDERS’ EQUITY	42,021,788	43,215,896

TOTAL LIABILITIES AND OWNERS’ EQUITY	$127,602,813	$118,385,923

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended	Three months ended	Year ended	Year ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)	(unaudited)
Revenue
Rooms department	$10,427,510	$9,979,397	$43,902,272	$36,125,187
Food and beverage department	5,203,313	5,365,914	19,140,975	16,449,821
Other operating departments	1,364,579	805,446	4,198,550	2,598,546

Total revenue	16,995,401	16,150,757	67,241,797	55,173,554

EXPENSES
Hotel operating expenses
Rooms department	2,874,050	2,728,014	12,105,920	9,957,696
Food and beverage department	3,372,471	3,609,393	13,006,643	11,361,380
Other operating departments	211,086	197,109	868,631	728,234
Indirect	5,767,796	5,790,894	24,230,330	20,333,108

Total hotel operating expenses	12,225,403	12,325,410	50,211,524	42,380,418

Depreciation and amortization	1,317,080	1,175,771	4,916,721	4,071,774
Corporate general and administrative	584,116	678,429	2,591,180	2,071,646

Total operating expenses	14,126,599	14,179,611	57,719,425	48,523,838

NET OPERATING INCOME	2,868,802	1,971,147	9,522,372	6,649,716

Other income (expense)
Interest expense	(1,093,682)	(932,149)	(4,261,422)	(2,802,230)
Interest income	136,287	6,247	253,954	126,741
Unrealized (loss) on hedging activities	55.141	—	(176,729)	—
Gain (loss) on sale of assets	(77,812)	(235,378)	48,853	(235,378)

Net income before minority interest in operating partnership and income taxes	1,888,736	809,866	5,387,028	3,738,849

Minority interest in operating partnership	(644,662)	(289,861)	(1,889,387)	(1,407,268)
Income tax provision	(136,954)	133,298	(253,966)	257,218

Net income from continuing operations	1,107,120	653,303	3,243,675	2,588,799
Income (loss) from discontinued operations, net	3,207	(127,499)	(62,663)	(107,348)

Net income	$1,110,327	$525,804	$3,181,012	$2,481,451

Continuing operations per share
Basic	$0.17	$0.10	$0.48	$0.39
Diluted	$0.16	$0.10	$0.48	$0.39

Discontinued operations per share
Basic	$0.00	$(0.02)	$(0.01)	$(0.02)
Diluted	$0.00	$(0.02)	$(0.01)	$(0.02)

Net income per share
Basic	$0.17	$0.10	$0.47	$0.37
Diluted	$0.16	$0.10	$0.47	$0.37

Weighted average number of shares outstanding
Basic	6,712,000	6,704,000	6,708,526	6,667,562
Diluted	6,781,000	6,704,000	6,775,775	6,667,562